UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 20, 2024, AdvanSix Inc. (the “Company”) announced that Michael Preston will retire as the Company’s Senior Vice President and Chief Financial Officer following many years of distinguished service. Mr. Preston’s retirement from this position will be effective as of October 1, 2024, but he will remain at the Company through year-end 2024 to help facilitate the transition of his responsibilities to his successor. The Company extends its gratitude to Mr. Preston for his service and contributions to the Company.

Effective as of October 1, 2024, the Board of Directors has appointed Sidd Manjeshwar as Senior Vice President and Chief Financial Officer to succeed Mr. Preston. Mr. Manjeshwar, age 48, previously served as Vice President, Corporate Treasurer and Investor Relations at Air Products. Prior to that, Mr. Manjeshwar served as Chief Financial Officer at FirstLight Power from 2018 through 2021, as Vice President, Corporate Finance and M&A, and Treasurer at Dynegy Inc. from 2012 through 2018, and in investment banking roles at Deutsche Bank Securities, Inc. and Barclays Capital/Lehman Brothers from 2005 through 2012.

In his new role as Senior Vice President and Chief Financial Officer, Mr. Manjeshwar will earn an annual base salary of $525,000. He will be entitled to participate in the Company’s short-term incentive program with a target bonus of 70% of his base salary (prorated for 2024), and will be eligible for grants of equity-based awards under the Company’s long-term incentive program, with his initial annual award to be made as part of the 2025 cycle. The annual award is expected to have a value of $800,000 and to be granted as a mix of restricted stock units (RSUs) and performance stock units consistent with the terms of the Company’s long-term incentive program for executive officers. In consideration of equity grants from his previous employer forfeited as a result of his departure and as a sign-on inducement, following his start date, Mr. Manjeshwar will (i) receive a cash payment of $25,000, subject to repayment if he does not complete two years of employment with the Company, and (ii) a sign-on grant of RSUs with an award value of $800,000 vesting on the third anniversary of the grant date. Mr. Manjeshwar will also be eligible for other benefits to which executive officers are entitled, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 26, 2024.

There are no family relationships between Mr. Manjeshwar and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the retirement of Mr. Preston and the appointment of Mr. Manjeshwar is furnished herewith as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary